CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 10, 2004 relating to the financial statements of Walker Financial Corporation, which is part of such Registration Statement, and to the use of our name as it appears under the Caption " Experts".

                                            Marcum & Kliegman LLP

New York, New York
February 10, 2005